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                                                                 Exhibit (l) (1)

                                                                August 16, 2001


The Hyperion Total Return Fund, Inc.
One Liberty Plaza
165 Broadway, 36th Floor
New York, New York  10022

                           Re:      Registration Statement on Form N-2
                                    File Nos. 333-64994 and 811-05820

Ladies and Gentlemen:

         We have acted as counsel to The Hyperion Total Return Fund, Inc., a Maryland corporation (the "Fund"), in connection with the Fund's registration statement on Form N-2, including all amendments thereto, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act"), and the Investment Company Act of 1940, as amended (the "1940 Act") (File Nos. 333-64994 and 811-05820) and the offering of rights to purchase up to 7,644,525 shares of the Company's Common Stock, par value $.01 per share.

         In this capacity, we have examined the Fund's charter and by-laws, the dealer manager agreement (the "Dealer Manager Agreement") relating to the offering of the rights and purchase of the shares, the proceedings of the Board of Directors of the Fund relating to the offering of the rights and purchase of the shares and such other statutes, certificates, instruments, documents and matters of law relating to the Fund as we have deemed necessary in connection with the rendering of this opinion. In such examination we have assumed the genuineness of all signatures, the conformity of final documents in all material respects to the versions thereof submitted to us in draft form, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies.

         Based upon the foregoing, we are of the opinion that:

          (1) The Fund has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

          (2) The rights and shares to be sold by the Fund pursuant to the Dealer Manager Agreement have been duly authorized and, when sold in accordance with the Fund's registration statement on Form N-2, will be validly issued, fully paid, and nonassessable by the Fund, subject to compliance with the 1933 Act, the 1940 Act and any applicable state laws regulating the offer and sale of securities.

         This opinion is limited to the present laws of the States of New York and Maryland, to the present federal laws of the United States and to the present judicial interpretations thereof and to the facts as they presently exist. Insofar as the above opinions relate to matters governed by the laws of the State of Maryland, we have relied on the opinion of Piper & Marbury, addressed to us and dated the date hereof, filed as Exhibit (l)(2) to the Fund's registration statement on Form N-2.

         We hereby consent to the filing of this opinion as an exhibit to the Fund's registration statement on Form N-2 and to the reference to our firm under the caption "LEGAL OPINIONS" in the prospectus included in the Fund's registration statement on Form N-2. In giving such consent, our firm does not thereby admit that our firm comes within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations promulgated thereunder.

                                                  Very truly yours,

                                                  /s/ Sullivan & Worcester LLP

                                                  Sullivan & Worcester LLP